Exhibit 10.2

$300,000.00Dated: December 31, 2017

PROMISSORY NOTE

FOR VALUE RECEIVED, Green Endeavors Inc., a Utah corporation, Landis Salons, Inc., a Utah corporation, Landis Salons II, Inc., a Utah corporation and Landis Experience Center, LLC, a Utah limited liability company, jointly and severally (jointly hereinafter known as “Maker”) promises to pay LCF Salons LLC, a Utah Limited Liability Company (hereinafter known as “Holder”), or order, Three Hundred Thousand and 00/100 Dollars ($300,000.00).

1.Payments.  The principal on the obligation represented hereby shall be paid to the Holder with an initial payment of $10,000 due January 2, 2018 and then monthly payments of principal and interest in the amount of $17,684.79 that shall begin February 2, 2018, and then in payments of the same due monthly thereafter for a period of eighteen months, when payment in full of all principal and interest then accrued shall be due, if such amounts have not been paid prior to that date, all obligations due under this Note, including interest and principal, shall be paid in full on or before the date of June 30, 2019.

2.Interest.  The obligation shall bear interest at the rate of twelve percent (12%) per annum.

3.Type and Place of Payments.  Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder at 1298 South 900 East, Salt Lake City, Utah 84105.

4.Prepayment.  Advance payment or payments may be made on the balance of the note.

5.Default.  Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal on the Note to be immediately due and payable, and the principal shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)Default in the payment of the principal of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within thirty (30) days after notice thereof by Holder or the holder of such Note to Maker.

(b)Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

(c)An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

6.Attorneys' Fees.  If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.

7.Security. This note will be secured by the security interests held by Holder from TCA Global Credit Master Fund, LP.

8.Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Green Endeavors Inc.Landis Salons, Inc.

/s/ Richard Surber/s/ Richard Surber

By: Richard Surber, PresidentBy: Richard Surber, President

Landis Salons II, Inc.Landis Experience Center, LLC

/s/ Richard Surber/s/ Richard Surber

By:  Richard Surber, PresidentBy: Richard Surber, Manager